Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

FOR:	Christopher & Banks Corporation

COMPANY CONTACT:	Peter G. Michielutti
Executive Vice President,
Chief Operating Officer and
Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:	Investor Relations:
Jean Fontana
ICR, Inc.
(203) 682-8200

CHRISTOPHER & BANKS CORPORATION REPORTS RESULTS FOR THE

THIRTEEN WEEK PERIOD ENDED MAY 2, 2015

Minneapolis, MN, June 9, 2015 – Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today reported results for the thirteen week period ended May 2, 2015.

Results for the Thirteen Week Period Ended May 2, 2015

•                 Net sales totaled $91.6 million, as compared to $103.4 million for the thirteen weeks ended May 3, 2014.  During the quarter, the Company operated an average of 6.0% fewer stores than during the comparable period last year, reflecting its MPW store conversion program.

•                 Same-store sales decreased 11.7% in the thirteen weeks ended May 2, 2015, as compared to the thirteen weeks ended May 3, 2014; this follows a 0.2% same-store sales decrease in last year’s first quarter.

•                 Gross margin was 35.2% compared to 36.7% in the first quarter of fiscal 2014.

•                 Operating loss was $2.5 million for the thirteen week period ended May 2, 2015.  This compares to operating income of $2.8 million in the first quarter of fiscal 2014.

•                 Net loss totaled $1.4 million, or $(0.04) per share.  Net income for the thirteen weeks ended May 3, 2014 totaled $2.6 million, or $0.07 per diluted share.

LuAnn Via, President and Chief Executive Officer, commented, “Overall, our first quarter results were in-line with our expectations which reflected  the residual impact from the West Coast port delays and unseasonably cold weather throughout certain regions in which we

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RESULTS FOR THE THIRTEEN WEEK PERIOD ENDED MAY 2, 2015

operate.  We continued to make progress on several of our key strategic initiatives during the quarter, including optimizing our real estate portfolio and enhancing our merchandise offering. In addition, we are on track with our “Customer First”/Omni-Channel strategy of upgrading our CRM, POS, Order Management and Web Platforms.  Further, our recently implemented retail business intelligence tool is now providing us greater insight into our business which will allow us to make more impactful adjustments to our assortments at a store level.  All of these initiatives will ultimately enable us to elevate the customer experience across all touch points.  We continue to be excited about the multiple opportunities ahead for Christopher and Banks, and are well-positioned to meet our long-term goals.”

Balance Sheet Highlights and Capital Expenditures

Cash, cash-equivalents and investments totaled $38.2 million as of May 2, 2015.  Inventory per square foot, excluding in-transit and eCommerce inventory, increased approximately 2.4% or $0.51 per square foot, as of May 2, 2015, as compared to May 3, 2014.  For the thirteen week period ended May 2, 2015, the Company had no outstanding borrowings under its revolving credit facility and capital expenditures totaled approximately $7.8 million.

Outlook for the 2015 Second Quarter and Fiscal Year

For the second quarter of fiscal 2015, the Company expects:

•                 total net sales of between $100 million and $103 million, as compared to net sales of $106.6 million in last year’s second quarter;

•                 gross margin to be flat to 50 basis points higher than last year’s second quarter, with continued improvement in merchandise margins slightly offset by deleveraging of occupancy and other cost of goods sold;

•                 SG&A to be between approximately $32.5 million and $33.0 million, compared to the $31.3 million of SG&A expense reported in the second quarter last year;

•                 Inventory per square foot for the second quarter to end the quarter approximately flat as compared to the level at the end of last year’s second quarter;

•                 to close 1 CB store; to convert 7 stores into 5 Missy, Petite, Women (“MPW”) stores; and to open 1 new MPW and 14 new Outlet stores, and

•                 to operate, on average, 521 stores, as compared to 545 stores during last year’s second quarter.

CHRISTOPHER & BANKS CORPORATION ANNOUNCES	Page 3
RESULTS FOR THE THIRTEEN WEEK PERIOD ENDED MAY 2, 2015

For the 2015 fiscal year, the Company expects:

•                 sales to be between $416.0 million and $423.0 million;

•                 gross margin to be between 30 and 80 basis points higher than fiscal 2014;

•                 SG&A to be between $132.5 and $135.5 million;

•                 depreciation and amortization to be between $12.5 and $13.0 million;

•                 capital expenditures to be approximately $30.0 million to $32.0 million;

•                 a tax rate of approximately 42%;

•                 the average store count to be down approximately 3.0% and related average square footage for the year to be up approximately 0.5%, as compared to fiscal 2014; and

•                 to end the fiscal year with a total square footage increase of approximately 5.0%, as compared to the end of fiscal 2014.

Conference Call Information

The Company will discuss its first quarter results in a conference call scheduled for today, June 9, 2015, at 8:30 a.m. Eastern Time.  The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com.  An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com until July 9, 2015.  In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until June 16, 2015.  This call may be accessed by dialing 1-877-870-5176 and using the passcode 5108582.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing.  As of June 9, 2015, the Company operates 516 stores in 43 states consisting of 82 Christopher & Banks stores, 73 stores in its women’s plus size clothing division CJ Banks, 308 MPW stores and 53 outlet stores.  The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords:  Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

CHRISTOPHER & BANKS CORPORATION ANNOUNCES	Page 4
RESULTS FOR THE THIRTEEN WEEK PERIOD ENDED MAY 2, 2015

Forward-Looking Statements-

Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “believe” and similar expressions and include the statements:  (i) that the Company’s recently implemented retail business intelligence tool is now providing it greater insight into its business which will allow it to make more impactful adjustments to its assortments at a store level; (ii) that these Company initiatives will ultimately enable the Company to elevate the customer experience across all touch points; (iii) that the Company continues to be excited about the multiple opportunities ahead for it and is well positioned to meet its long-term goals; (iv) that for the second fiscal quarter the Company expects total net sales of between $100 million and $103 million, as compared to net sales of $106.6 million in last year’s second quarter; (v) that for the second fiscal quarter the Company expects gross margin to be flat to 50 basis points higher than last year’s second quarter, with continued improvement in merchandise margins slightly offset by deleveraging of occupancy and other cost of goods sold; (vi) that for the second fiscal quarter the Company expects SG&A to be between approximately $32.5 million and $33.0 million, compared to the $31.3 million of SG&A expense reported in the second quarter last year; (vii) that for the second fiscal quarter the Company expects inventory per square foot to end the quarter approximately flat as compared to the level at the end of last year’s second quarter; (viii) that for the second fiscal quarter the Company expects to close 1 CB store; to convert 7 stores into 5 Missy, Petite, Women (“MPW”) stores; and to open 1 new MPW and 14 new Outlet stores; (ix) that for the second fiscal quarter the Company expects to operate, on average, 521 stores, as compared to 545 stores during last year’s second quarter; ( x) that for the full fiscal year the Company expects sales to be between $416.0 million and $423.0 million; (xi) that for the full fiscal year the Company expects gross margin to be between 30 and 80 basis points higher than fiscal 2014; (xii) that for the full fiscal year the Company expects SG&A to be between $132.5 and $135.5 million; (xiii) that for the full fiscal year the Company expects depreciation and amortization to be between $12.5 and $13.0 million; (xiv) that for the full fiscal year the Company expects capital expenditures to be approximately $30.0 million to $32.0 million; (xv) that for the full fiscal year the Company expects a tax rate of approximately 42%; (xvi) that for the full fiscal year the Company expects the average store count to be down approximately 3.0% and related average square footage for the year to be up approximately 0.5%, as compared to fiscal 2014; and (xvii) that the Company expects to end the fiscal year

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RESULTS FOR THE THIRTEEN WEEK PERIOD ENDED MAY 2, 2015

with a total square footage increase of approximately 5.0%, as compared to the end of fiscal 2014.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by the forward-looking statements.  Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:  (i) the inherent difficulty in forecasting consumer buying and retail traffic patterns which may be affected by factors beyond our control, such as a weakness in overall consumer demand; adverse weather, economic or political conditions; and shifts in consumer tastes or spending habits that result in reduced sales or gross margins; (ii) lack of acceptance of the Company’s fashions, including its seasonal fashions; (iii) the ability of the Company’s infrastructure and systems to adequately support our operations; (iv) the effectiveness of the Company’s brand awareness, marketing programs and efforts to enhance the in-store experience; (v) the possibility that, because of poor customer response to our merchandise, management may determine it is necessary to sell merchandise at lower than expected margins or at a loss; (vi) the failure to successfully implement the Company’s strategic and tactical plans; (vii) general economic conditions could lead to a reduction in store traffic and in consumer spending on women’s apparel; (viii) fluctuations in the levels of the Company’s sales, expenses or earnings; and (ix) risks associated with the performance and operations of the Company’s Internet operations.

Readers are cautioned not to place undue reliance on these forward-looking statements which are based on current expectations and speak only as of the date of this release.  The Company does not assume any obligation to update or revise any forward-looking statement at any time for any reason.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website under “For Investors” and you are urged to carefully consider all such factors.

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RESULTS FOR THE THIRTEEN WEEK PERIOD ENDED MAY 2, 2015

Christopher & Banks Corporation and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Thirteen Weeks Ended
	May 2,	May 3,
	2015	2014

Net sales	$91,621	$103,366

Costs and expenses:
Merchandise, buying and occupancy	59,412	65,461
Selling, general and administrative	31,989	32,206
Depreciation and amortization	2,716	2,907
Total costs and expenses	94,117	100,574

Operating (loss) income	(2,496)	2,792

Other expense	(7)	(52)

(Loss) income before income taxes	(2,503)	2,740

Income tax (benefit) provision	(1,061)	124

Net (loss) income	$(1,442)	$2,616

Basic (loss) income per share:

Net (loss) income	$(0.04)	$0.07

Basic shares outstanding	36,845	36,279

Diluted (loss) income per share:

Net (loss) income	$(0.04)	$0.07

Diluted shares outstanding	36,845	37,239

CHRISTOPHER & BANKS CORPORATION ANNOUNCES	Page 7
RESULTS FOR THE THIRTEEN WEEK PERIOD ENDED MAY 2, 2015

Christopher & Banks Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands)

(unaudited)

	May 2,	May 3,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$23,898	$29,534
Short-term investments	12,382	10,003
Merchandise inventories	50,844	50,158
Deferred income taxes	3,170	—
Other current assets	15,502	15,606
Total current assets	105,796	105,301

Property, equipment and improvements, net	51,270	37,757

Other assets:
Long-term investments	1,906	1,456
Deferred income taxes	35,652	—
Other assets	812	287
Total other assets	38,370	1,743

Total assets	$195,436	$144,801

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,499	$15,623
Accrued salaries, wages and related expenses	5,988	5,816
Accrued liabilities and other current liabilities	22,818	23,092
Total current liabilities	44,305	44,531

Non-current liabilities:
Deferred lease incentives	7,891	5,464
Deferred rent obligations	6,972	3,291
Other non-current liabilities	1,202	1,166
Total non-current liabilities	16,065	9,921

Stockholders’ equity:
Common stock	469	461
Additional paid-in capital	124,855	123,209
Retained earnings	122,453	79,385
Common stock held in treasury	(112,712)	(112,711)
Accumulated other comprehensive (loss) income	1	5
Total stockholders’ equity	135,066	90,349

Total liabilities and stockholders’ equity	$195,436	$144,801

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RESULTS FOR THE THIRTEEN WEEK PERIOD ENDED MAY 2, 2015

Christopher & Banks Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Thirteen Weeks Ended
	May 2,	May 3,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(1,442)	$2,616
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,716	2,907
Deferred income taxes, net	(883)	—
Gain on investment, net	(2)	—
Amortization of premium on investments	16	19
Amortization of financing costs	15	18
Deferred lease-related liabilities	820	781
Stock-based compensation expense	639	841
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,659)	(3,487)
Increase in merchandise inventories	(5,525)	(5,281)
Increase in prepaid expenses and other assets	(2,504)	(1,745)
Decrease (increase) in income taxes receivable	216	(235)
Decrease in accounts payable	(3,166)	(7,574)
Increase (decrease) in accrued liabilities	1,626	(910)
(Decrease) increase in other liabilities	(112)	115
Net cash used in operating activities	(9,245)	(11,935)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(7,825)	(4,206)
Maturities and sales of available-for-sale investments	3,747	4,649
Net cash (used in) provided by investing activities	(4,078)	443

Cash flows from financing activities:
Shares redeemed for payroll taxes	(24)	(88)
Exercise of stock options	—	40
Net cash used in financing activities	(24)	(48)

Net decrease in cash and cash equivalents	(13,347)	(11,540)
Cash and cash equivalents at beginning of period	37,245	41,074
Cash and cash equivalents at end of period	$23,898	$29,534

Supplemental cash flow information:
Accrued purchases of equipment and improvements	$1,795	$—